Exhibit 99.1

Lipella Pharmaceuticals Granted FDA Approval for Expanded Access Program for LP-310 in Oral Lichen Planus

PITTSBURGH, Feb. 06, 2025 (GLOBE NEWSWIRE) -- Lipella Pharmaceuticals Inc. (Nasdaq: LIPO) (“Lipella” or the “Company”), a clinical-stage biotechnology company focused on developing innovative therapies for unmet medical needs, today announced that the U.S. Food and Drug Administration (FDA) has granted approval for an Expanded Access Program (EAP) for LP-310, an oral rinse formulation designed to treat oral lichen planus (OLP).

LP-310 is an innovative, localized therapy formulated to provide targeted relief for OLP patients while minimizing systemic exposure. Oral lichen planus is a chronic inflammatory condition affecting the mucous membranes inside the mouth, often causing burning pain, white patches, swollen tissue and open sores. The condition impacts approximately 6 million Americans and currently has no FDA-approved therapies.

Expanded Access Programs allow patients who have unmet medical needs with serious or life-threatening conditions to access treatments outside of a clinical trial that are not yet approved by the FDA.

“Receiving FDA approval for expanded use of LP-310 represents a key milestone in our mission to address the significant unmet need in oral lichen planus treatment,” said Michael Chancellor, Co-Founder and Chief Medical Officer of Lipella Pharmaceuticals. “We are pleased to make LP-310 available to patients beyond our Phase 2a clinical trial through this expanded access program. With no approved therapies currently available, this approval strengthens our commitment to advancing LP-310 as a potential solution for patients living with this painful and often debilitating condition.”

The FDA’s approval for expanded use reinforces LP-310’s potential as a new therapeutic option for OLP and supports ongoing clinical development efforts.

About LP-310
LP-310 is an oral rinse formulation of LP-10 (tacrolimus) developed to target inflammation and immune response in OLP patients. Designed for localized therapeutic effects, LP-310 minimizes systemic exposure, reducing the risks associated with long-term steroid use. A Phase 2a multicenter, dose-ranging clinical trial is currently underway to evaluate the safety, tolerability and efficacy of LP-310 in adult participants with symptomatic OLP. The trial includes three dose levels (0.25 mg, 0.5 mg and 1.0 mg of tacrolimus) and is being conducted across seven active U.S. sites, which are now recruiting participants.

About Lipella Pharmaceuticals Inc.
Lipella Pharmaceuticals is a clinical-stage biotechnology company focused on developing innovative therapies by reformulating active agents in existing generic drugs. Lipella targets diseases with significant unmet needs, where no approved treatments currently exist.
For more information, visit lipella.com or follow us on LinkedIn and X .

Forward-Looking Statements
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CONTACT:
Jonathan Kaufman
Chief Executive Officer
Lipella Pharmaceuticals Inc.
Info@Lipella.com
1-412-894-1853

PCG Advisory
Jeff Ramson
jramson@pcgadvisory.com